Exhibit 23(g)(2)


                                STATE STREET
                             GABELLI FUNDS, LLC
                      THE GABELLI BLUE CHIP VALUE FUND
                         THE GABELLI UTILITIES FUND
                    FORM OF GLOBAL CUSTODY FEE SCHEDULE

CUSTODY: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.




      COUNTRY        * HOLDING      TRANSACTION     COUNTRY             *HOLDING             TRANSACTION
                    CHARGES IN        CHARGES                          CHARGES IN              CHARGES
                   BASIS POINTS     (PER TRADE)                       BASIS POINTS           (PER TRADE)
                   (ANNUAL FEE)                                       (ANNUAL FEE)
=============================================================================================================
Argentina               45.0            $125      Lebanon                   40.0                  $100
Australia                5.0             $25      Lithuania                 35.0                   $50
Austria                 15.0             $25      Luxembourg                35.0                  $100
Bahrein                 50.0            $150      Malaysia                  15.0                   $50
Bangladesh              45.0            $125      Mauritius                 45.0                  $125
Belgium                 15.0             $50      Mexico                    15.0                   $50
Bermuda                 65.0            $150      Morocco                   35.0                  $100
Bolivia                 45.0            $125      Namibia                   45.0                  $125
Botswana                35.0            $100      Netherlands               15.0                   $50
Brazil                  35.0            $100      New Zealand                5.0                   $25
Bulgaria                50.0            $100      Norway                    15.0                   $50
Canada                   5.0             $25      Oman                      65.0                  $150
Chile                   45.0            $125      Pakistan                  45.0                  $125
China                   35.0            $100      Peru                      45.0                  $125
Colombia                45.0            $125      Philippines               15.0                   $50
Croatia                 50.0            $100      Poland                    45.0                  $125
Cyprus                  45.0            $125      Portugal                  15.0                   $50
Czech Republic          35.0            $100      Romania                   75.0                  $100
Denmark                  5.0             $25      Russia                    50.0                  $300
Ecuador                 35.0            $100      Singapore                 15.0                   $50
Egypt                   35.0            $100      Slovakia                  45.0                  $125
Estonia                 50.0             $50      Slovak Republic           45.0                   $75
Euroclear                5.0             $25      Slovania                  75.0                  $100
Finland                 15.0             $50      South Africa               5.0                   $25
France                   5.0             $25      South Korea               45.0                  $125
Germany                  5.0             $25      Spain                     15.0                   $50
Ghana                   35.0            $100      Sri Lanka                 35.0                  $100
Greece                  45.0            $125      Swaziland                 75.0                  $200
Hong Kong               15.0             $50      Sweden                    15.0                   $50
Hungary                 45.0            $125      Switzerland                5.0                   $25
Iceland                 35.0             $50      Taiwan                    35.0                  $100
India                   45.0            $125      Thailand                  15.0                   $50
Indonesia               15.0             $50      Trinidad &                35.0                  $100
                                                  Tobago
Ireland                 15.0             $50      Tunisia                   45.0                  $125
Israel                  35.0            $100      Turkey                    35.0                  $100
Italy                    5.0             $25      Ukraine                   75.0                  $300
Ivory Coast             75.0            $150      United Kingdom             5.0                   $25
Jamaica                 45.0            $125      Uruguay                   45.0                  $125
Japan                    5.0             $25      USA                        1.0  SSB Repos/
                                                                                  Euros - $7;
                                                                                  Book Entry - $12;
                                                                                  All other - $25
                                                                                  FX 3rd Party - $50
Jordan                  45.0            $125      Venezuela                 45.0                  $125
Kenya                   35.0            $100      Zambia                    35.0                  $100
Latvia                  65.0             $50      Zimbabwe                  35.0                  $100

-------------------------------------------------------------------------------------------------------------


SPECIAL SERVICES:

Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. These services include, but are not limited to, the following: fees for fund administration activities, self directed securities lending, linkages/feeds with third party lending agents, development of customized reports, financial reporting, and access to State Street systems.

OUT-OF-POCKET EXPENSES:

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. These out-of-pocket expenses may be adjusted based on market conditions or other circumstances. Out-of-pocket expenses include, but are not limited to the following:


o   Communications/equipment costs           o    Duplicating
    (telephone, lease lines, etc.)           o    Non-recurring legal fees
o   Wire charges ($5.25 in and $5 out)       o    Third-party internal control
o   Postage and insurance                         review letter
o   Courier service                          o    Subcustodian out-of-pocket
                                                  charges (market fees,
                                                  registration fees, stamp
                                                  duties, etc.)
                                             o    SWIFT charges
                                             o    17f-5 review





The Gabelli Blue Chip Value Fund             State Street Bank
The Gabelli Utilities Fund



By:      ________________________            By:    _______________________

Title:   ________________________            Title:       Vice President

Date:    ________________________            Date:  ________________________